THERMOGENESIS CORP.
                    PLACEMENT AGENCY AGREEMENT


                              as of October ___, 1996


Allen & Company Incorporated
711 Fifth Avenue
New York, New York  10022

Gentlemen:

          THERMOGENESIS CORP. (the "Company"), a Delaware corporation, hereby confirms its agreement with you as follows:

          1. THE OFFERING. The Company is offering to persons who qualify as "accredited investors", as that term is defined in Regulation D under the Securities Act of 1933 as amended (the "Act"), Units (the "Units"), each Unit consisting of two (2) shares of the Company's Common
Stock (the "Common Stock") and a Common Stock Purchase Warrant (collectively, the "Warrants") to purchase one (1) share of the Company's Common Stock at a price per Unit to be agreed upon by you and the Company prior to the consummation of the sale of the Units. The foregoing offer and sale of the Units is hereinafter referred to as the "Offering". The Offering will consist of the sale of a minimum of 650,000 Units on a "best efforts", all or none basis, and up to an additional 650,000 Units on a "best efforts" basis for an aggregate of 1,300,000 Units. The Company may, in its discretion, however, accept subscriptions for more than 1,300,000 Units.

          1. APPOINTMENT OF PLACEMENT AGENT. You are hereby appointed as a placement agent of the Company (the "Placement Agent") during the Offering Period (as defined herein) for the purpose of assisting the Company in identifying qualified Purchasers as described in the Offering Materials (the "Purchasers"). The "Offering Period" shall commence on the date the Offering Materials are first made available to you by the Company for delivery in connection with the Offering and shall terminate on November 30, 1996 unless extended by agreement between you and the Company to a date no later than December 18, 1996. You hereby accept such agency and agree to assist the Company in identifying qualified Purchasers on a "best efforts" basis. Your agency hereunder may not be terminated by the Company, except upon termination of the Offering. It is understood that the offering and sale of the Units is intended by all parties to be exempt from the registration requirements of the Act pursuant to Section 4(2) thereof and the rules and regulations (including Regulation D) of the
Securities   and   Exchange   Commission   thereunder   (the   "Rules   and
Regulations").

          1. OFFERING MATERIALS. The Company has prepared and delivered to the Placement Agent a reasonable number of copies of a Private Placement Memorandum dated October __, 1996 (the "Memorandum") and the supplemental documents referred to therein relating to, among other things, the Company and the Offering. The memorandum, including all documents delivered in connection therewith, is referred to herein as the "Offering Materials," except that if the Offering Materials shall be supplemented or amended, the term "Offering Materials" shall refer to the Offering Materials as so supplemented or amended from and after the time of delivery to you of such supplement or amendment.

          1.   CLOSING; DELIVERY; PLACEMENT FEES.

               (a)   It is anticipated that the closing of the purchase and
sale of the minimum Units (the "Closing") shall take place on _____________, 1996 or, such other date no later than December 18, 1996 as shall be determined by the Company after consultation with the Placement Agent (the "Closing Date").

               (a) On or prior to the Closing Date the Company shall have received on behalf of each Purchaser (i) two executed copies of the Purchase Agreement to be entered into by the Company and each of the Purchasers identified and introduced by the Placement Agent purchasing Units in the form delivered to the Placement Agent (the "Purchase Agreement"), (ii) the full purchase price of the Units which such Purchaser is to purchase, and (iii) such other documents as the Company shall reasonably request from each Purchaser. As soon as practicable after the Closing Date, the Company will deliver or cause to deliver to the Purchasers certificates representing the Units purchased by them and other documents as set forth in the Purchase Agreements.

               (a) (i) On or prior to the Closing Date, the Company shall pay or cause to be paid to the Placement Agent a placement fee equal to eight percent (8%) of the gross proceeds of all Units sold to Purchasers identified and introduced to the Company by the Placement Agent in the Offering.

                    (ii) In addition to the placement fee provided for in section (c)(i) above, on or prior to the Closing Date, the Placement Agent shall be entitled to a management fee consisting of (A) a fee equal to two percent (1%) of the gross proceeds of all Units sold in the Offering, irrespective of whether the Purchasers have been identified and introduced by the Placement Agent to the Company and (B) warrants to purchase 100,000 shares of Common Stock containing the same terms and conditions as the Warrants and represented by the Warrant Certificate substantially in the form attached hereto as Exhibit A.

                    (iii) The Company shall reimburse the Placement Agent for its out of pocket expenses as provided in Section 6(c) hereof, against the presentation of bills therefor.

               (a) The Placement Agent shall deliver to the Company at Closing a certificate of an officer confirming that the following representations are true and correct as of the Closing Date and as of the date of acceptance of each subscription by the Company:

                    (i) The Placement Agent is a member of the NASD and a broker-dealer registered as such under the Securities Act of 1934 (the "1934 Act") and under the securities laws of each state in which the Placement Agent offers Units which requires the registration of the Placement Agent as a broker dealer;

                    (ii) The Placement Agent has offered the Units in accordance with the applicable provisions of the 1933 Act in a manner so as to preserve the exemption from registration as provided in Section 4(2) of the Act and Regulation D thereunder, and has not knowingly taken, or omitted to take, an action in connection with such offering of Units which would cause the offering not to be made in compliance with Section 4(2) of the Act and Regulation D thereunder; and

                    (iii) The Placement Agent has not offered the Units in any jurisdiction until the Company or the Placement Agent's counsel has advised it that such offers of Units would be exempt from the registration or qualification requirements of such jurisdiction or that the necessary action has been taken to register or qualify the Units for sale in such jurisdiction.


          1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby confirms for the benefit of the Placement Agent the representations and warranties made in the Purchase Agreement(s) by it to the Purchasers of Units, and hereby further represents and warrants that this Agreement has been duly authorized, executed and delivered on behalf of the Company, and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnity or contribution hereunder may be limited by Federal or state securities laws.

          1. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Placement Agent that:

               (a) The Company will notify you of any event of which it is aware and as a result of which the Offering Materials would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; and it will not use any amendment or supplement to the Offering Materials until you have given your consent to such amendment or supplement. The Company will conduct the Offering in compliance with Section 4(2) of the Act and the Rules and Regulations and all applicable state securities laws and regulations.

               (a) The Company will use its best efforts to qualify the Units for offer and sale under the Blue Sky or securities laws of such jurisdictions as you may designate and to continue such qualifications in effect for so long as may be required for purposes of the private placement of the Units, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any State.

               (a) The Company covenants and agrees with you that the Company will pay all expenses, fees and taxes in connection with (i) the preparation of the Offering Materials and all other documents delivered to prospective investors, (ii) the furnishing of the opinions of counsel for the Company and other closing documents and (iii) the qualification of the Units for offer or sale under the securities laws of such jurisdictions as you may reasonably designate. The Company also agrees that it will reimburse you for your out-of-pocket expenses in connection with the
Offering, including the reasonable fees and expenses of Werbel & Carnelutti, counsel to the Placement Agent, PROVIDED that such reimbursable out-of-pocket expenses shall not exceed $50,000 without the Company's prior written consent.

               (a) The Company agrees to cooperate with the Placement Agent and counsel to the Placement Agent with respect to their due diligence investigation.

          1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLACEMENT AGENT. The Placement Agent represents, warrants and covenants as follows:

               (a) This Agreement has been duly executed and delivered by the Placement Agent and constitutes a valid and binding obligation of the Placement Agent, enforceable against it in accordance with its terms, except as rights to indemnity or contribution hereunder may be limited by federal or state securities laws.

               (a) The Placement Agent will not make an offer of Units by any form of general solicitation or general advertising in violation of Rule 502(c) of Regulation D. The Placement Agent will use best efforts to ensure that the Units are offered only to "accredited investors" as that term is defined in Rule 501(a) promulgated under the Act.

               (a) The Placement Agent shall deliver copies of the Offering Materials, together with any amendments or supplements, to each Purchaser prior to investment. The Placement Agent shall not deliver to any offeree without the consent of the Company any information concerning the Offering other than the documents contemplated to be delivered hereby.

               (a) The Placement Agent will not offer Units in any jurisdiction until the Company or the Placement Agent's counsel has advised it that such offers of Units would be exempt from the registration or qualification requirements of such jurisdiction or that the necessary action has been taken to register or qualify the Units for sale in such jurisdiction.

          1. CONDITIONS OF PLACEMENT AGENT'S PERFORMANCE. The purchase and sale of the Units and the obligations of the Placement Agent as provided herein shall be subject to the accuracy in all material respects, as of the date hereof and the Closing Date (as if made on and as of such Closing Date), of the representations and warranties of the Company herein, to the performance in all material respects by the Company of its obligations hereunder, and to the following additional conditions:

               (a)  You   shall  have  received  the  opinion  of  Weintrab
Genshlea & Sproul, counsel for the Company in form and substance acceptable to counsel to the Placement Agent.

               (a) You shall have received a certificate, dated as of the Closing Date, of the Chief Executive Officer of the Company to the effect that:

          (i) The representations and warranties of the Company in this Agreement are true and correct in all material respects as if made on and as of such Closing Date; and the Company has complied with all the agreements and satisfied all the conditions in all material respects on its part to be performed or satisfied at or prior to such Closing Date; and

          (ii) Except as set forth in the Offering Materials or in the Purchase Agreement and subsequent to the date of the most recent financial statements included with the Offering Materials, there has not been any material adverse change in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries taken as a whole.

               (a) The Company shall have furnished to you such certificates, in addition to those specifically mentioned herein, as you or your counsel may have reasonably requested, as to the accuracy and completeness at such Closing Date (and as of the date of any accepted subscriptions subsequent to the Closing Date) of any statement in the Offering Materials, as to the accuracy at such Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, and as to the fulfillment of the conditions concurrent and precedent to the obligations of the Placement Agent hereunder.

          1. INDEMNIFICATION. (a) The Company will indemnify and hold harmless the Placement Agent, the directors and officers of the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which the Placement Agent or any such directors, officers or controlling persons may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Offering Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) the Company's engagement of Allen & Company Incorporated as Placement Agent or any service the Placement Agent performs for the Company or on its behalf pursuant to this Agreement, except to the extent that any such loss, claim, damage or liability is found by a court of competent jurisdiction in a judgment that has become final (in that it is no longer subject to appeal or review) to have resulted directly and primarily from such Indemnified Person's gross negligence or willful misconduct. Subject to subsection (c) below, the Company will reimburse the Placement Agent or any such directors, officers or controlling persons for any legal or other expenses reasonably incurred by the Placement Agent or any such directors, officers or controlling persons in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Materials in reliance upon and in conformity with written information furnished by and with respect to the Placement Agent specifically for use in the preparation thereof. The Company shall not be required to indemnify the Placement Agent or any such directors, officers or controlling persons for any payment made to any claimant in settlement of any suit or claim unless such payment is approved by the Company, which approval shall not be unreasonably withheld or delayed. This indemnity agreement will be in addition to any liability which the Company may otherwise have, but in no event shall an indemnified party receive more than the amount of his claim.

               (a) The Placement Agent will indemnify and hold harmless the Company, its officers and directors and each person, if any, who controls the Company within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which the Company, or any such directors, officers or controlling persons may be or become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Materials or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Materials in reliance upon and in conformity with written information furnished by and with respect to the Placement Agent specifically for use in the preparation thereof; and (subject to subsection (c) below) will reimburse the Company or any such directors, officers or controlling persons for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or actions. The Placement Agent shall not be required to indemnify the Company or any such directors, officers or controlling persons for any payment made to any claimant in settlement of any suit or claim unless payment is approved by the Placement Agent, which approval shall not be unreasonably withheld or delayed. This indemnity agreement will be in addition to any liability the Placement Agent may otherwise have, but in no event shall an indemnified party receive more than the amount of his claim.

               (a) Promptly after receipt by an indemnified party under subparagraphs 9(a) or (b) of notice of the commencement of any action or other proceeding (including governmental investigations) in respect of which indemnity may be sought, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subparagraphs, promptly notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subparagraph. In case any such action shall be brought against any indemnified party, and it shall promptly notify the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, assume and control the defense thereof with counsel chosen by it and after notice from the indemnifying party to such indemnified party of its election so to assume and control such defense with counsel chosen by it, it shall bear all expenses of such defense. Any such indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless:

          (i) the indemnifying party has agreed to pay such fees and expenses; or

         (ii) the indemnifying party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to such indemnified party in any such action or proceeding; or

        (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to such party which are different from or additional to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party).

          The indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the indemnified party, which firm shall be designated in writing by the indemnified party.

          1. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 9(a) or 9(b) hereof is for any reason held to be unavailable to any party entitled to such indemnification, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of losses, claims, damages and liabilities of the nature contemplated by such indemnification provisions (including any investigation, legal and other expenses incurred in connection with, and amounts paid in settlement of, any action, suit or proceeding or any claims asserted) to which the Company and the Placement Agent may be subject, in such proportions so that the Placement Agent is responsible for that portion in each case represented by the percentage that the respective placement fee appearing in Section 4(c) of this Agreement bears to the offering price of the Units, and the Company is responsible for the remaining portion; provided, however, that no person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purpose of this Section 10, each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act shall have the same rights to contribution as the Placement Agent, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, each officer of the Company and each director of the Company shall have the same right to contribution as the Company, subject in each case to the prior sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which claim for contribution may be sought, promptly notify the other party or parties in writing of the commencement thereof, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this
Section 10. No party shall be liable for contribution with respect to any action or claim settled without its consent.

           11. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties or agreements of the Company or of the Placement Agent herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or any controlling person, the Company, or any of its officers, directors or controlling persons, and shall survive delivery of the Units.

          12. PUBLICITY AND DISCLOSURE. Except as may be required by federal securities laws, no press release or public disclosure, either written or oral, relating to the Offering or any matter related to the Offering shall be made without the prior approval of the Placement Agent.

          14. TERMINATION. The Placement Agent's obligation to proceed hereunder is conditioned upon its continuing judgment that market conditions in general, and as they relate to the Company's securities in particular, are such as to continue to make appropriate the offering and sale of the Units in the manner provided for herein. Notwithstanding the foregoing, this Agreement shall terminate if the Closing of the sale of the Units does not take place on or before November 30, 1996, unless extended by the Company and the Placement Agent as provided herein. Upon any such termination, (i) the Company shall reimburse the Placement Agent for its out-of-pocket expenses, and pay the reasonable fees and expenses of counsel to the Placement Agents, in each case as provided in Section 6(c) hereof, and (ii) the obligations of the parties set forth in Sections 9 and 10 shall survive termination of this Agreement.

          15. NOTICE. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered or telegraphed and confirmed to you c/o Allen & Company Incorporated, 711 Fifth Avenue, New York, New York 10022,
Attn: Mr. Robert C. Miller, with a copy to Werbel & Carnelutti, 711 Fifth Avenue, New York, New York 10022, Attn: Robert H. Werbel, Esq., or, if sent to the Company, at 11431 Sunrise Gold Circle, Suite A, Rancho Cordova, California 95742, Attn: Chief Executive Officer with a copy to Weintrab Genshlea & Sproul, 400 Capitol Mall, 11th Floor, Sacramento, California 95814, Attn: David C. Adams, Esq.

          16. BENEFITS OF THE AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Company and the Placement Agent and their respective successors and assigns.

          17.  APPLICABLE  LAW.   This  Agreement  shall  be  governed  by,
construed and enforced in accordance with the laws of the State of New York without regard to the conflicts of law provisions thereof.

          18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Allen & Company Incorporated
as of October __, 1996
Page 2


          If you are in agreement with the foregoing please execute where indicated below and return a copy to us for files.

                              Very truly yours,

                              THERMOGENESIS CORP.


                              By:________________________________
                                 Philip H. Coelho
                                 Chief Executive Officer


ALLEN & COMPANY INCORPORATED


By:___________________________
   Name:
   Title:

82153